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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                     BNS Co.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
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(STATE OR OTHER JURSIDICTION OF INCORPORATION


050113140
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(IRS EMPLOYER IDENTIFICATION NO.


                275 West Natick Road, Warwick, Rhode Island 02886
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                    [ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction
A(c)(1) please check the following box. [ ]

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If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered
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Series B Participating Preferred Stock

Name of Each Exchange on Which Each Class is to be Registered
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Boston Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)


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Item 1. Description of Registrant's Securities to be Registered.
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     The description of the BNS Co.'s (the "Company") Series B Participating
Preferred Stock, par value $1.00 per share (the "Series B Participating Preferred Stock"), in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 5, 1998 as amended on March 18, 1998 is incorporated herein by reference.

     In connection with the one-for-five reverse stock split of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock, which occurred on May 10, 2001, pursuant to the terms of the Rights Agreement dated February 13, 1998 between the Company and BankBoston N.A., as Rights Agent (the "Rights Plan"), the number of one one-hundredth of a share of Series B Participating Preferred Stock each Right (as defined in the Rights Plan) is entitled to purchase was adjusted to give effect to such reverse stock split pursuant to the terms of the Rights Agreement. The adjustment became effective on May 10, 2001. A copy of the Notice to Stockholders dated May 21, 2001 is filed as Exhibit 1 to the Company's Form 8-K filed on May 21, 2001 and is incorporated herein by reference.

Item 2.  Exhibits.
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                                  Exhibit Index
                                  -------------

Number
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3.1  Joint Agreement of Merger between Brown & Sharpe Manufacturing Company, incorporated in Rhode Island, and Brown & Sharpe Manufacturing Company, the surviving corporation incorporated in Delaware, filed as the only Exhibit to Form 8-K for the month for the month of January, 1969, and such is hereby incorporated by reference.

3.2  Amendment to Certificate of Incorporation, dated April 26, 1989, filed as
     Exhibit 13 to Form 10-K for the period ending December 29, 1989, and such is hereby incorporated by reference.

3.3  Amendment to Certificate of Incorporate, dated April 25, 1980, filed as
     Exhibit 3.1 to Form 10-Q for the period ending June 28, 1980, and such is hereby incorporated by reference.

3.4 Amendment to Certificate of Incorporation dated April 24, 1987. Exhibit 3.4 was filed as Exhibit 10.4 to Form 10-Q for the period ended June 26, 1987, and such is hereby incorporated by reference.

3.5 Amendment to Certificate of Incorporate dated May 6, 1988 filed as Exhibit 1 to Current Report on Form 8-K filed May 9, 1988 and such is hereby incorporated by reference.


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3.6  Certificate of Designation filed as Exhibit A to Exhibit 5 of Amendment on
     Form 8 filed on March 6, 1989, and such is hereby incorporated by reference.

3.7 Amendment to Certificate of Incorporation dated May 2, 1989. Exhibit 3.7 was filed as Exhibit 3.7 to the Form 10-K for the year ended December 30, 1989 and such is hereby incorporated by reference.

3.8 By-laws of Brown & Sharpe Manufacturing Company, as amended through July 29, 1994; previously filed as Exhibit 3.1 to the Form 10-Q for the quarter ended July 2, 1994 and such is hereby incorporated by reference.

3.9 Amendment to By-laws of Brown & Sharpe Manufacturing Company, as of September 28, 1994; previously filed as Exhibit 3 to the Form 10-Q for the quarter ended October 1, 1994 and such is hereby incorporated by reference.

3.10 Certificate of Amendment to the Certificate of Incorporation of Brown & Sharpe Manufacturing Company as filed with the Secretary of State of the State of Delaware on April 27, 2001, filed as Exhibit 2 to the Company's Report on Form 8-K dated April 27, 2001 and hereby incorporated by reference.

3.11 Certificate of Amendment to the Certificate of Incorporation of BNS Co. as filed with the Secretary of State of Delaware on April 27, 2001, filed as
     Exhibit 3 to the Company's Report on Form 8-K dated April 27, 2001 and hereby incorporated by reference.

3.12 Rights Agreement dated as of February 13, 1998 ("Rights Agreement") between the Company and BankBoston N.A., as Rights Agent, filed as Exhibit 1 to Report on Form 8-K dated March 5, 1998, which is hereby incorporated by reference.

3.13 Form of Certificate of Designation with respect to the Series B Participating Preferred Stock, par value $1.00 per share, of the Company (filed as Exhibit A to the Rights Agreement, filed as Exhibit A to Report on Form 8-K dated March 5, 1998), which is hereby incorporated by reference.

3.14 Notice to stockholders dated May 21, 2001 regarding adjustment under the Rights Plan filed as Exhibit 1 to the Company's Report on Form 8-K dated May 21, 2001 and hereby incorporated by reference.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             BNS CO.


                                             By: /s/ Andrew Genor
                                                 ----------------
                                                 Name:  Andrew C. Genor
                                                 Title:  Chief Executive Officer

Date:  February 8, 2002








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